                                                                    EXHIBIT 12.1

                        Northern Border Pipeline Company
               Computation of ratio of earnings to fixed charges

                                                                           Year ended December 31,
                                               March 31,   -------------------------------------------------------
                                                 2002       2001        2000        1999        1998        1997
                                                ------     -------     -------     -------     -------     -------

Fixed charges:

Interest expensed and capitalized               13,034      56,262      65,489      60,312      44,542      33,020

Estimate of interest within rental expense          66         362         388         402         397         393
                                                ------     -------     -------     -------     -------     -------
Total fixed charges                             13,100      56,624      65,877      60,714      44,939      33,413
                                                ------     -------     -------     -------     -------     -------

Earnings:

Pretax income from continuing operations        37,670     140,458     127,064     118,560     100,231      72,772

Fixed charges                                   13,100      56,624      65,877      60,714      44,939      33,413
                                                ------     -------     -------     -------     -------     -------
Total earnings                                  50,770     197,082     192,941     179,274     145,170     106,185
                                                ------     -------     -------     -------     -------     -------
Ratio of earnings to fixed charges                3.88        3.48        2.93        2.95        3.23        3.18
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